NEWS   FROM

Petroleum Development Corporation

FOR IMMEDIATE RELEASE:  June 7, 2005

CONTACT:  Steven R. Williams - (304) 842-3597   http://www.petd.com

Petroleum Development Corporation Announces

Webcast of 2005 Annual Meeting

Bridgeport, West Virginia... Petroleum Development Corporation (NASDAQ/NMS PETD) today announced that it will conduct its annual meeting of shareholders on Friday June 10, 2005 at 10:00 a.m. Eastern Daylight Time at the Benedum Civic Center on Main Street in Bridgeport, WV.

Steven Williams, Chief Executive Officer, Thomas Riley, President and Darwin Stump, Chief Financial Officer invite shareholders who are unable to attend in person and interested investors to join for a webcast and conference call on June 10, 2005.

What:     Petroleum Development 2005 Annual Meeting

When:    Friday, June 10, 2005 at 10:00 a.m. Eastern Daylight Time

Where:   www.petd.com

How:       Log on to the web address above or call (877) 407-8033

                Replay Number: (877) 660-6853 (Account #286 and Conference ID #154128)

                (Replay will be available approximately one hour after the conclusion of the call)

Contact:  Steve Williams, Petroleum Development Corporation, (800) 624-3821

Questions may be submitted prior to the meeting via e-mail: questions@petd.com

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas.  The Company operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. During the third quarter of 2004, the Company was added to the S&P SmallCap 600 Index. Additionally, PDC was added to the Russell 3000 Index of companies in 2003.  PDC was named on the FSB: Fortune Small Business Magazine list of America's 100 Fastest-Growing Small Companies in 2001 and 2002.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward- looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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103 East Main Street • P. O. Box 26 • Bridgeport, West Virginia • Phone:  (304) 842-3597